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                                                                  Exhibit 10.13




                                 LOAN AGREEMENT

         This Loan Agreement (this "Agreement") is entered into as of July 15, 1997 and effective as of June 30, 1997, between SEA BREEZE LIMITED PARTNERSHIP ("Sea Breeze") and HIGH POINT ASSOCIATES, L.P. ("High Point"), each a Delaware limited partnership (each a "Borrower" and collectively, the "Borrowers") and SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP, ("Lender").


                                    RECITALS

         A. Borrowers have requested Lender to make the following Loans (each a "Loan" and collectively, the "Loans"):

            (i) Term Loan in the principal amount of $11,385,684 to Sea Breeze; and

            (ii) Mortgage Loan in the principal amount of $7,929,316 to High Point.

         B. The total amount of the Loans on the Closing Date shall not exceed $19,315,000.00 (the "Commitment Amount") and the actual amount funded under the Loans on the Closing Date shall be an amount equal to the difference between the Commitment Amount and the outstanding principal and interest under the Heller Loan (hereinafter defined) on the Closing Date (the "Initial Advance").

         C. Lender has agreed to make the Loans on certain terms and conditions and Borrowers and Lender wish to set forth their agreements and understanding in this Agreement.

         D. The Loans will be cross-collateralized and cross-defaulted.

         E. The businesses of Sea Breeze and High Point are substantially related and interdependent, and Sea Breeze and High Point are under common control and have similar but not identical ownership, and each will mutually benefit from the extension of credit from Lender to each such Borrower.

         NOW, THEREFORE, in consideration of the mutual covenants, conditions and provisions as hereinafter set forth, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS



         1.1 DEFINITIONS. For purposes of this Agreement, the following capitalized terms shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

             "ACTUAL COLLECTIONS" means all cash collected, including reservation deposits, received by Sea Breeze (or by the management company under the terms of the Management Agreement) in calendar year 1997 pertaining to the RV sites in the Sea Breeze Property, increased by (i) all reservation deposits and pre-paid rentals received in any prior year with respect to reservations for calendar year 1997 and reduced by (ii) all reservation deposits and pre-paid rentals received in calendar year 1997 with respect to future years.






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             "ADVANCE" means funds disbursed pursuant to the Loans including without limitation amounts advanced by the management company pursuant to the Management Agreement.

             "AFFILIATE" of any Person means (a) any other Person which, directly or indirectly is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, or (ii) of any subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

             "AGREEMENT" means this Agreement as the same may, from time to time, be amended or supplemented.

             "BUSINESS DAY" is any day except Saturday, Sunday or any day which shall be a legal holiday under the laws of the State of Michigan.

             "CLOSING DATE" is the date this Agreement is fully executed and delivered.

             "COLLATERAL" means: (a) the interest of High Point in the Equipment, Fixtures and other personal property of High Point; (b) the interest of High Point in the real property, fixtures, rents and leases encumbered under the Mortgage; (c) a negative pledge by Sea Breeze with respect to the Sea Breeze Property evidenced by the Negative Pledge; (d) a collateral assignment of the partnership interests in Sea Breeze as evidenced by the Pledge Agreement; (e) all deposits, cash and other property of Borrowers now or hereafter in the possession, custody or control of Lender for any purpose; (f) all other personal or real property of Borrowers in which Lender has been granted a lien or security interest as security for the repayment of any Obligation; (g) the Sea Breeze Guaranty; and (h) the High Point Guaranty.

             "COMMITMENT AMOUNT" has the meaning set forth in paragraph B. of the Recitals.

             "COMMITMENT FEE" has the meaning set forth in Section 2.2.6 of this Agreement.

             "CONTRACT RATE" has the meaning set forth in Section 2.1.6 of this Agreement.

             "DEFAULT RATE" means an interest rate equal to 15% per annum.

             "DOCUMENTS" means all "documents" and "instruments" as such terms are defined in Section 9-105 of the UCC, in which any Borrower now or hereafter has any right, title or interest.

             "EFFECTIVE DATE" means June 30, 1997.

             "ENVIRONMENTAL LAW" means any and all present and future federal, state or local law, statute, regulation, rule or order relating to pollution, waste, disposal, industrial hygiene, land use or the protection of human health, safety or welfare, plant life or animal life, natural resources, the environment or property relating to the environment.

             "EQUIPMENT" means all "equipment" as such term is defined in
Section 9-109 of the UCC, in which High Point now or hereafter has any right, title or interest, and, in any event, shall mean and include, but not be limited to, all machinery, equipment,


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furniture, furnishings, fixtures, tools, motors, parts and goods, including all attachments, accessories, replacements, substitutions, additions and improvements thereto, now or hereafter owned by High Point, wherever located, and any other goods, and Proceeds and products of any of the foregoing.

             "EVENT OF DEFAULT" has the meaning set forth in Section 7.1 of this Agreement.

             "EXCESS CASH FLOW" means for any calendar month the total revenues from the Property less the total expenses of the Property, such expenses not to include debt service on the High Point Note and the Sea Breeze Note or any management fee due under the Management Agreement, but which shall include, without limitation, debt service on the Heller Loan, operating expenses and insurance.

             "FIXTURES" means, to the extent not otherwise included as Equipment, all machinery, apparatus, equipment, fittings, fixtures, furniture and furnishings in which High Point or Sea Breeze now or hereafter has any right, title or interest located upon or affixed to or which becomes affixed to any real property owned or leased by High Point or Sea Breeze.

             "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination and which are applied on a consistent basis.

             "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

             "GUARANTOR" means, collectively, the High Point Guarantor and the Sea Breeze Guarantor.

             "HAZARDOUS MATERIAL" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "EP toxicity"; (b) oil, petroleum, petroleum fractions or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

             "HELLER" means Heller Financial, Inc.

             "HELLER ADVANCE" has the meaning set forth in Section 2.1.5.

             "HELLER LOAN" means that certain loan made by Heller to Sea Breeze in the original principal amount of $5,125,000.00, which has a principal balance of $5,063,868 on the Effective Date (with interest paid through June 30, 1997), with AMRESCO, INC. ("AMRESCO") being the current owner and holder of the Heller Loan.

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             "HELLER LIENS" means the liens of Heller, now held by AMRESCO, on the Sea Breeze Property granted by Sea Breeze as security for the Heller Loan.

             "HIGH POINT GUARANTOR" means collectively, the partners of High Point, jointly and severally.

             "HIGH POINT GUARANTY" means the joint and several Guaranty of even date herewith executed by the High Point Guarantor.

             "HIGH POINT NOTE" means the promissory note issued by High Point to the order of Lender evidencing the Obligations of High Point to repay the Loan made by Lender to High Point under this Agreement, and any amendments, modifications, renewals or extensions thereof.

             "INDEBTEDNESS" means to the extent of any Borrower's liability, or potential liability therefor, all items of indebtedness, obligation, or liability, whether matured or unmatured, liquidated or unliquidated, direct or indirect, joint or several, including (without implied limitation):

         (A) All indebtedness guaranteed, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business), or discounted with recourse by any Borrower;

         (B) All indebtedness in effect guaranteed by any Borrower, directly or indirectly, through agreements, contingent or otherwise: (1) to purchase such indebtedness; or (2) to purchase, sell, or lease (as lessee or lessor) property, products, materials, or supplies or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to insure the owner of the indebtedness against loss; or (3) to supply funds to, or in any other manner invest in, the debtor;

         (C) All indebtedness secured by (or for which the holder of such indebtedness has a right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance upon property owned or acquired by any Borrower subject thereto, whether or not the liabilities secured thereby have been assumed by any Borrower; and

         (D) All indebtedness incurred by any Borrower as the lessee of goods or services under leases that, in accordance with GAAP, should not be reflected on the lessee's balance sheet.

         (E) All amounts advanced by the management company under the Management Agreement.

             "INITIAL ADVANCE" has the meaning set forth in paragraph B. of the Recitals.

             "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof) and any agreement to give or refrain from giving any lien, mortgage, pledge, assignment, security interest, charge or other encumbrance of any kind.

             "LOAN" means individually, the loan to each of High Point and Sea Breeze evidenced by the High Point Note or the Sea Breeze Note, as applicable, as further described in paragraph A. of the Recitals.

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             "LOANS" means collectively, the loans evidenced by the Notes, as further described in paragraph A. of the Recitals.

             "LOAN DOCUMENTS" means this Agreement, the Notes, the Security Agreement, Mortgage, Negative Pledge, Pledge Agreement, High Point Guaranty, Sea Breeze Guaranty, Management Agreement, Option Agreement and all appropriate financing statements and fixture filings required by Lender to be executed in connection therewith and all other documents or instruments executed and delivered to Lender in connection with the Loans.

             "MAKER PORTION" has the meaning set forth in Section 2.1.12(c)(i).

             "MANAGEMENT AGREEMENT" has the meaning set forth in Section 2.1.11 of this Agreement.

             "MATERIAL ADVERSE EFFECT" means either (a) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of any Borrower or Guarantor or (b) the impairment of the ability of Borrower or Guarantor to perform its obligations under any Loan Document to which it is a party or of Lender to enforce or collect any of the Obligations, including the obligations of Borrowers or Guarantor to perform or of Lender to enforce the High Point Guaranty or the Sea Breeze Guaranty.

             "MATURITY" is June 30, 2012.

             "MAXIMUM RATE" means the maximum non-usurious rate of interest that Lender is allowed to contract for, charge, take, reserve or receive under the applicable laws of any applicable state or of the United States of America (whichever from time to time permits the highest rate for the use, forbearance or detention of money) after taking into account, to the extent required by applicable law, any and all relevant payments or charges under this Agreement, the Note(s) or under any other document or instrument executed and delivered in connection herewith and the indebtedness evidenced by the Note(s).

             "MORTGAGE" means the Mortgage, Security Agreement, Assignment of Rents and Leases and Financing Statement of even date herewith encumbering the High Point Property.

             "NEGATIVE PLEDGE" means that certain Negative Pledge Agreement of even date herewith executed by Sea Breeze with respect to the Sea Breeze Property.

             "OBLIGATIONS" means any and all liabilities, obligations, or indebtedness owing by any Borrower to Lender or its affiliate, of any kind or description, irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including without limitation any and all amounts advanced by the management company under the Management Agreement.

             "OPTION AGREEMENT" means that certain Option Agreement(s) of even date herewith by and between Borrowers and Lender whereunder Lender has the option to purchase the Property in accordance with the terms of the Option Agreement.

             "PAY RATE" has the meaning set forth in Section 2.1.6 of this Agreement.

             "PERSON" OR "PERSONS" means natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, lenders, trust companies, land trusts, vehicle trusts, business trusts or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

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             "PLEDGE AGREEMENT" means the Collateral Assignment of Partnership
Interests of even date herewith between the Sea Breeze Guarantor and Lender wherein the Sea Breeze Guarantor have assigned their partnership interests to Lender as security for the Loans.

             "PROCEEDS" means all "proceeds," as such term is defined in the UCC and, in any event, shall mean and include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Borrower from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by or to any governmental body, authority, bureau or agency (or any person, corporation, agency, authority or other entity acting under color of governmental authority), and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

             "PROJECT CONTRACTS" has the meaning set forth in Section 3.1.25 of this Agreement.

             "PROPERTY" means collectively the real property, all improvements and all personal property affixed thereto or used in connection therewith as follows at: (i) that certain property owned by High Point located in Kent County, Delaware (the "High Point Property"); and (ii) that certain property owned by Sea Breeze located in Sussex, Delaware (the "Sea Breeze Property"), as further described in the Mortgage and Negative Pledge, respectively.

             "RENT PAYMENTS" has the meaning set forth in Section 2.1.11 of this Agreement.

             "REQUIREMENT OF LAW" means, with respect to any Person, the certificate (or articles) of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

             "RV HOLDBACK" has the meaning given to it in Section 2.1.12.

             "SEA BREEZE GUARANTOR" means, collectively, the partners of Sea Breeze, jointly and severally.

             "SEA BREEZE GUARANTY" means the joint and several Guaranty of even date herewith executed by the Sea Breeze Guarantor.

             "SEA BREEZE NOTE" means the promissory note issued by Sea Breeze to the order of Lender evidencing the obligations of Sea Breeze to repay the Loan made by lender to Sea Breeze under this Agreement, and any amendments, modifications, renewals, or extensions thereof.

             "SECURITY AGREEMENT" means the Security Agreement of even date herewith between High Point and Lender in form and substance satisfactory to Lender, encumbering High Point's Equipment, Fixtures and other personal property described therein, together with such financing statements as have been or are to be delivered by Borrower to Lender in connection therewith.

             "TAXES" means any taxes, charges, fees, levies or other assessments based upon or measured by net or gross income, gross receipts, sales, use, ad valorem, transfer,

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franchise, withholding, payroll, employment, excise, premium or property taxes, together with any interest and penalties, additions to tax and additional amounts imposed by any federal, state, local or foreign taxing authority upon any Person.

             "TENANT LEASES" shall have the meaning set forth in Section 3.1.24.

             "UCC" means the Uniform Commercial Code as in effect in the State of Delaware; provided that if by reason of mandatory provisions of law, the perfection or effect of perfection or nonperfection of the security interest in any Collateral or the availability of any remedy under this Agreement is governed by the Uniform Commercial Code in effect in any other jurisdiction, "UCC" means the Uniform Commercial Code in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such perfection or effect of perfection or nonperfection or availability of such remedy.

         1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein, to the extent not inconsistent with definitions set forth in Section 1.1 of this Agreement, shall be construed in accordance with GAAP as in effect from time to time, including, without limitation, applicable statements, bulletins and interpretations issued by the Financial Accounting Standards Board and bulletins, opinions, interpretations and statements issued by the American Institute of Certified Public Accountants or its committees. When used herein, the term "financial statements" shall include the notes and schedules thereto.

         1.3 OTHER DEFINITIONAL PROVISIONS.

         References to "Sections", "subsections", "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

                                   ARTICLE II

                                      LOANS


         2.1 Loans.

             2.1.1 AMOUNT OF SEA BREEZE LOAN. Subject to the terms and conditions hereof, Lender agrees to advance to Sea Breeze on the Closing Date an amount not to exceed the difference between Eleven Million Three Hundred Eighty Five Thousand Six Hundred Eighty Four and 00/100 Dollars ($11,385,684.00) and the outstanding principal and interest under the Heller Loan on the Effective Date. Lender further agrees it will make an additional Advance to Sea Breeze at a later date to be used to pay off the Heller Loan, as set forth in Section 2.15 of this Agreement. At the time the Lender makes the

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Heller Advance, a portion of the principal amount evidenced by the Sea Breeze
Note (the "Sea Breeze Recourse Amount") shall become recourse to Sea Breeze on the terms and conditions set forth herein. Sea Breeze shall notify the Lender of the amount of the Sea Breeze Recourse Amount on or before the date of the Heller Advance. If Sea Breeze fails to so notify the Lender, the Sea Breeze Recourse Amount shall be One Million Eight Hundred Thousand Dollars ($1,800,000.00). Before seeking any portion of the Sea Breeze Recourse Amount from Sea Breeze, Lender shall first exhaust its remedies against the Collateral. The Sea Breeze Recourse Amount shall be reduced on a dollar-for-dollar basis by (i) the gross cash proceeds of sale or other disposition of all or substantially all of the Sea Breeze Property, whether by voluntary sale, foreclosure, exercise of the Lender's rights under the Option Agreement, a taking by eminent domain, or otherwise; or (ii) the fair market value of the Sea Breeze Property, if all or substantially all Sea Breeze Property is transferred by deed in lieu of foreclosure. Under either (i) or (ii) above, the first dollars of gross cash proceeds (or the first dollars of fair market value, as the case may be) shall be applied to reduce the Sea Breeze Recourse Amount.

             2.1.2 AMOUNT OF HIGH POINT LOAN. Subject to the terms and conditions hereof, Lender agrees to advance to High Point on the Closing Date an amount not to exceed Seven Million Nine Hundred Twenty Nine Thousand Three Hundred and Sixteen and 00/100 Dollars ($7,929,316). Notwithstanding any other provision of the Loan Documents to the contrary, One Million One Hundred Thousand Dollars ($1,100,000.00) of the principal amount evidenced by the High Point Note (the "High Point Recourse Amount") shall be recourse to High Point, on the terms and conditions set forth herein. Before seeking any portion of the High Point Recourse Amount from High Point, Lender shall first exhaust its remedies against the High Point Property. The High Point Recourse Amount shall be reduced on a dollar-for-dollar basis by (i) the gross cash proceeds of sale or other disposition of all or substantially all of the High Point Property, whether by voluntary sale, foreclosure, exercise of the Lender's rights under the Option Agreement, a taking by eminent domain, or otherwise; or (ii) the fair market value of the High Point Property, if all or a substantial portion of the High Point Property is transferred by deed in lieu of foreclosure. Under either
(i) or (ii) above, the first dollars of gross cash proceeds (or the first dollars of fair market value, as the case may be) shall be applied to reduce the High Point Recourse Amount.

             2.1.3 AUTHORIZATION AND ISSUANCE OF NOTES. All Advances made by Lender pursuant to the Loans shall be evidenced by, as applicable, the Sea Breeze Note and the High Point Note, executed and delivered by each of Sea Breeze and High Point, respectively to Lender on the Closing Date, payable to the order of Lender, and otherwise in form and substance satisfactory to Lender. The aggregate amount of the Initial Advance plus the outstanding balance of the Heller Loan on the Closing Date shall not exceed the Commitment Amount.

             2.1.4 HOLDBACK FROM DISBURSEMENT. On the Closing Date, the following amounts shall be withheld by Lender and disbursed and/or retained as follows:

                    (a) $250,000 shall be advanced and disbursed and/or retained in accordance with Section 8.4 of this Agreement and shall be included in the Initial Advance for purposes of calculating interest payments.

                    (b) $525,000 shall be retained by Lender as the RV Holdback, and disbursed and/or retained in accordance with Section 2.1.12 of this Agreement. Interest shall accrue only on the amounts disbursed to Borrowers under Section 2.1.12 beginning on the day of such disbursement.

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                    (c)    $30,000 shall be advanced and retained by the Lender
                           for purposes of funding the costs of certain electrical upgrades and renovations at the Sea Breeze Property, and such costs shall be used to pay such costs as incurred. Such amount shall be included in the Initial Advance for purposes of calculating interest payments. Such upgrades and renovations shall be defined as upgrading the wiring in the travel trailer section (comprised of 157 lots) so each lot will accept 100 amp service (the "Electrical Project"). The Electrical Project shall be completed on or before December 31, 1997. If the total costs of the Electrical Project exceed $30,000, Borrower shall provide all funds necessary to fund the excess costs and neither Lender or any management company under the Management Agreement shall have any liability for any such costs or expenses. If the total costs of the Electrical Project are less than $30,000, the difference between $30,000 and the total costs shall be disbursed to Borrowers within 10 days after Lender determines in its sole and reasonable discretion that the Electrical Project has been satisfactorily completed.

             2.1.5 ADVANCE(S) TO PAYOFF HELLER LOAN. Lender shall make an Advance in the amount necessary to pay the Heller Loan in full upon its maturity or at any other time such loan may become due and payable (the "Heller Advance") so long as the sum of the Initial Advance and the Heller Advance are less than or equal to the Commitment Amount. With respect to the foregoing, Lender and Sea Breeze agree as follows:

                    (a) On the Closing Date, Sea Breeze shall deliver to Ticor Title Insurance Company a fully executed Mortgage, Security Agreement, Assignment of Rents and Leases and Financing Statement in the form attached hereto as Exhibit 2.15 (the "Sea Breeze Mortgage") which shall be released and recorded by title company upon compliance by the Lender and Sea Breeze with this Section 2.1.5.

                    (b) As a condition precedent to Lender making the Heller Advance, Sea Breeze shall deliver to Lender an ALTA mortgage title insurance policy from a title insurance company, satisfactory to Lender, such commitment to be satisfactory to Lender and without standard exceptions, as determined by the Lender in its sole and reasonable discretion, and which shall insure Lender's Sea Breeze Mortgage as a first lien on the Sea Breeze Property; Sea Breeze shall also deliver all discharges, termination statements and releases necessary to discharge the Heller Lien and all other liens on the Sea Breeze Property and any and all other documents deemed necessary by the Lender. Upon Lender's satisfaction with respect to foregoing, it shall fund the Heller Advance and the Ticor Title Insurance Company shall be authorized to record the Sea Breeze Mortgage..

                    (c) In the event the Heller Loan is accelerated as a result of the actions or omissions of the Lender or any management company retained by the Lender pursuant to the Management Agreement, the Lender agrees that in addition to the Heller Advance, Lender will provide the funds necessary to pay any prepayment fee or any other fees associated with such

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

                           acceleration, and the Heller Advance and the other amounts so provided shall be added to the principal balance of the Loans and repaid under the terms and conditions of this Agreement.

                    (d) Lender shall have the right to prepay the Heller Loan at any time prior to its maturity provided that in addition to providing the Heller Advance, Lender also provides the funds necessary to pay all fees (including any prepayment fees) associated therewith, and the Heller Advance and the other amounts so provided shall be added to the principal balance of the Loans and repaid under the terms and conditions of this Agreement.

                    (e) Lender and Sea Breeze agree that if required by Heller or AMRESCO (or any subsequent holder of the Heller Loan), Lender shall make application as an approved transferee of the Heller Loan and Sea Breeze shall be responsible for any transfer fees or other costs and expenses associated therewith.

                    (f) Notwithstanding the foregoing, in the event Heller calls an event of default or accelerates the Heller Loan as a result of Sea Breeze's entering into the Loans or Loan Agreement, including without limitation as a result of Sea Breeze's failure to obtain the consent of Heller or AMRESCO (or any subsequent holder of the Heller Loan) to its entering into the Loans or the Loan Agreement, Lender agrees that although it will provide the Heller Advance which shall be added to the principal balance of the Loans and repaid under the terms and conditions of the Loan Agreement, Sea Breeze and its respective partners, personally and jointly and severally, will be responsible for the payment of any prepayment fees or other fees associated with such acceleration, as provided in that certain Guaranty of even date herein executed by Sea Breeze's partners, and the payment of such fees shall be made within ten (10) days after Borrowers receive notice of such default, demand or acceleration, and the failure to do so shall be an Event of Default under this Agreement.

                    (g) Borrowers agree that they shall within three business days of receipt of same provide Lender with copies of all correspondence from Heller or AMRESCO (or any subsequent holder of the Heller Loan) with respect to default, acceleration, notice, cure periods, etc., regarding the Heller Loan. In the event that Borrowers failure to comply with this Section is the primary cause of an acceleration of the Heller Loan, the Lender may at its option be relieved of its obligations under Section 2.1.5(c) (relating only to the responsibility for fees, prepayment or otherwise) and 2.1.5(f) (relating only to the responsibility for fees).

             2.1.6 INTEREST RATE; ACCRUALS. Interest shall accrue on the outstanding principal balance of the Loans from the date advanced at a per annum rate of 12% (the "Contract Rate") and the pay rate shall be the greater of (i) 7% per annum or (ii) the amount of Excess Cash Flow (the "Pay Rate"). Notwithstanding any provision herein to the contrary (including, without limitation the preceding sentence), interest shall actually be paid on a monthly basis beginning on the 1st day of August, 1997 and continuing on the 1st day of each month thereafter until Maturity in an amount equal to the lesser of: (i) Excess Cash Flow for the previous calendar month and
(ii) interest on the outstanding principal balance of the Loans determined at the Contract Rate. All accrued and unpaid interest, calculated as the difference between accrued interest at the Contract Rate less the amount of interest actually paid, shall be added to the principal balance of the Notes and interest shall accrue on same at the Contract Rate.

             2.1.7 MINIMUM INTEREST PAYMENTS. If, at any time, the actual interest payments made in accordance with Section 2.1.6 above in the aggregate (from the inception of the Loans), fails to provide the Lender with a 4% per annum yield on principal amounts of the Loans originally funded to the Borrowers or funded under Sections 2.1.5 or 2.1.12 (exclusive of interest, accruals, management fees, late payment charges and such other charges added to principal), such amount not to exceed the Commitment Amount, such occurrence shall be an Event of Default, as set forth in Section 7.1 of this Agreement.

             2.1.8 MANDATORY REPAYMENTS. In addition to the monthly interest payments required in Section 2.1.6 above, Borrowers shall be required to pay to Lender each month an amount equal to 100% of the amount by which the Excess Cash Flow exceeds the payments under Section 2.1.6 hereof, which shall be paid to Lender within 10 days from the end of each calendar month and applied as follows:

                    (a) First, to the payment of any unpaid current interest (payable, accrued or otherwise) calculated in accordance with Section 2.1.6 above, but not to exceed the Contract Rate;

                    (b) Next, to the payment of any accrued and unpaid interest, including interest thereon, calculated at the Contract Rate; and

                    (c)    Next, to the payment of principal on the Notes.

             2.1.9 USE OF PROCEEDS. The proceeds of the Loans shall be used by Borrowers to make distributions to the respective partners of Sea Breeze and High Point and for any other purposes deemed appropriate by the general partners of Sea Breeze and High Point.

             2.1.10 LOAN ACCOUNT. Advances, shall be charged to an account in Borrower's name on Lender's books, and Lender shall debit to such account the amount of each Advance when made and credit to such account the amount of each repayment thereunder. Lender shall render to Borrowers, from time to time, a statement setting forth the debit balance in the loan account, which shall be deemed to be correct and accepted by and binding upon Borrowers, unless Lender receives a written statement of exceptions within thirty (30) days after such statement has been rendered to Borrowers. Such statement shall be prima facie evidence of the Advances owing to Lender by Borrowers hereunder. Lender shall provide Borrowers with an annual statement of such account no later than March 15 of each year.

             2.1.11 MANAGEMENT AGREEMENT. Borrower and Lender shall enter into a Property Management Agreement (the "Management Agreement") executed simultaneously with this Agreement. Borrower shall direct all tenants to mail rent payments (the "Rent Payments") to the address specified in the Management Agreement. Upon the Lender's receipt of the Rent Payments in accordance with the terms of the Management Agreement, the Lender, in its capacity as management company shall use the funds in accordance with the Management Agreement. Pursuant to the Management Agreement, any unpaid management fees or such other amounts advanced by the management company thereunder shall be added to the principal balance of the Loans and accrue interest at the Contract Rate.

             2.1.12 RV HOLDBACK. The sum of $525,000 (the "RV Holdback") shall be withheld from disbursement and retained by Lender until disbursement in accordance with this Section. The RV Holdback shall be disbursed based upon Actual Collections within 10 days following the end of Sea Breeze's calendar year 1997 (or within 10 days following such time that the Actual Collections are greater or equal to $248,000) as follows:

                    (a) If the Actual Collections are less than or equal to $208,000, the RV Holdback shall be retained by Holder and not disbursed;

                    (b) If the Actual Collections are greater than or equal to $248,000, the RV Holdback shall be disbursed in full to Maker and interest shall accrue on the full amount of the RV Holdback beginning on the date of such disbursement;

                    (c) If the Actual Collections are greater than $208,000, but less than $248,000, the RV Holdback shall be disbursed to Maker or retained by Holder, as the case may be, on a pro-rata basis as follows:

                           (i) Maker shall receive an amount equal to the following (the "Maker Portion") and interest shall accrue on the full amount of the Maker Portion beginning on the date of such disbursement:

                           [(Actual Collections - $208,000)/$40,000] x RV
                           Holdback; and

                           (ii) Holder shall retain an amount equal to the following:

                           RV Holdback - Maker Portion

                    (d) Sea Breeze and Lender agree that the amount of Actual Collections collected as of the Effective Date is $213,935.89.

       2.2  PROVISIONS APPLICABLE TO ALL LOANS.

            2.2.1   DEFAULT RATE; LATE CHARGE.

                    (a) Upon the occurrence of and during the continuance of an Event of Default hereunder, the Loans shall accrue interest at the Default Rate, which, if unpaid shall accrue and be added to the principal balance of the Loans.

                    (b) If any required payment under the High Point Note or the Sea Breeze Note is not paid within ten (10) days from the date it is due, at the option of Lender, a late charge of 5% of the installment so overdue shall be charged, and if unpaid, the accrual of which shall be added to the principal balance of the Loans.

      2.2.2 COMPUTATION OF INTEREST AND FEES; MAXIMUM INTEREST RATE.

                    (a) All computations of interest on the Loans and interest due thereunder for any period shall be calculated on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days.

                    (b) Notwithstanding anything to the contrary contained in this Agreement, Borrowers shall not be obligated to pay, and Lender shall not be entitled to charge, collect or receive, interest in excess of the Maximum Rate and in the event Lender ever receives, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the principal hereof is paid in full, any remaining excess shall forthwith be returned to Borrowers. If any construction of this Agreement, or the other Loan Documents indicates a different right given to Lender to ask for, demand or receive any larger sum as interest, such as a mistake in calculation or wording, this clause shall override and control, it being the intention of Borrowers and Lender that this Agreement and the other Loan Documents shall in all respects comply with applicable law, and proper adjustment shall automatically be made accordingly. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, Borrowers and Lender shall, to the maximum extent permitted by law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest; (ii) exclude voluntary prepayments and the effects thereof; and (iii) amortize, prorate, allocate and spread the total amount of interest through the entire contemplated term of such indebtedness until payment in full of the principal (including the period of any extension or renewal thereof) so that the interest on account of such indebtedness shall not exceed the Maximum Rate.

      2.2.3 SECURITY. To secure repayment and performance of the Loans and the Obligations, Borrowers shall execute and deliver to Lender such security agreements, pledges, assignments and financing statements as Lender shall require, including without limitation the Loan Documents, in form and substance acceptable to Lender, so that Lender shall have a first, perfected lien and security interest in the Collateral subject to no other liens.

      2.2.4 CROSS-COLLATERALIZATION. Each Borrower agrees that the Collateral which secures repayment of the Loans under this Agreement is also security for all Loans and for all Indebtedness of Borrowers to Lender whether or not such Indebtedness is related by class or kind, and whether or not contemplated by parties at the time of executing each evidence of Indebtedness. Any collateral which secures repayment of any Indebtedness of Borrower to Lender (other than the Loan) shall also be security for the repayment of the Loans.

      2.2.5 CROSS-DEFAULT. Borrowers agree that an Event of Default under the Sea Breeze Loan shall constitute an Event of Default under the High Point Loan and an Event of Default under the High Point Loan shall constitute an Event of Default under the Sea Breeze Loan. An Event of Default under any Loan Document shall be an Event of Default under every other Loan Document, the Sea Breeze Loan and the High Point Loan.

      2.2.6 COMMITMENT FEE. In consideration of Lender's agreement to make the Loan, Borrower shall pay to Lender a Commitment Fee of $190,000.00, which shall be deemed to be fully earned and payable upon funding of the Initial Advance by the Lender.

      2.2.7 HOLIDAYS. Any principal or interest payment that would otherwise become due on a day other than a Business Day shall instead become due on the next succeeding Business Day and such adjustment shall be reflected in the computation of interest; provided, however, that in the event that a payment date shall, subsequent to the specification thereof by Lender, for any reason no longer constitute a Business Day, Lender may change such payment date in accordance with this Section.


                                   ARTICLE III

                          CONDITIONS PRECEDENT TO LOANS


      3.1 CONDITIONS PRECEDENT TO INITIAL ADVANCE. The obligation of Lender to make the initial Advance of the Loans is subject to the fulfillment, in form and substance satisfactory to Lender and its counsel, of each of the following conditions on or before the Closing Date:

          3.1.1 Lender shall have received each of the Loan Documents, duly executed and delivered by a duly authorized officer of all of the parties thereto, and each of the Loan Documents shall be in full force and effect.

          3.1.2 Lender shall have a first priority lien or security interest in the Collateral (but only as to items (a), (b), (d), (e) and (f) within the definition of Collateral in Article I hereof).

          3.1.3 Lender shall have received (a) a certificate of partnership status from the Secretary of State of Delaware with respect to each Borrower dated within a reasonable amount of time of the Closing Date indicating that Borrower is in good standing in such state; and (b) a certified copy of the limited partnership agreement for each Borrower including any and all restatements and amendments.

          3.1.4 Lender shall have received fully executed resolutions of the partners of each Borrower authorizing each Borrower to enter into the Loans and the Loan Documents and authorizing the general partner of each Borrower to execute the Loan Documents and all other documents and instruments to be executed in connection therewith.

          3.1.5 No suit, action, investigation, inquiry or other proceeding (including, without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be pending and no preliminary or permanent injunction or order by a state or federal court shall have been entered (a) in connection with any Loan Document or any of the transactions contemplated hereby or thereby or (b) which, in any such case, in the reasonable judgment of Lender, would have a material adverse effect on (i) the transactions contemplated by this Agreement or (ii) the business, operations, properties, condition (financial or otherwise) or prospects of Borrower or Guarantor.

          3.1.6 Lender shall have received evidence of the policies of the insurance required by Section 5.4 of this Agreement.

          3.1.7 Each of the representations and warranties made in or pursuant to Article IV of this Agreement or which are contained in any other Loan Document or any certificate, document or financial or other statement furnished by Borrowers at any time under or in connection herewith, shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

          3.1.8 No Event of Default shall have occurred and be continuing on the Closing Date, nor shall either result from the making of any Loan or Advance.

          3.1.9 Lender shall have determined that Borrowers and Guarantor have met all Requirements of Law which may adversely impact, as determined solely by Lender, the enforceability, validity or collectability of the Loans.

          3.1.10 There has been no change that has a materially adverse effect on the business, operations, properties or condition (financial or otherwise) of Borrower or Guarantor or the prospects of Borrowers or Guarantor, taken as a whole since the date of the last financial statements of Borrowers delivered to Lender.

          3.1.11 Lender shall have received appropriate UCC searches with respect to all personal property Collateral and such UCC termination statements as Lender may require.

          3.1.12 Lender shall have received the written opinion of counsel for Borrowers, addressed to Lender in the form attached hereto as Exhibit 3.1.12.

          3.1.13 Lender shall have completed and received all audits, inspections, valuations and examinations as deemed necessary in Lender's opinion with respect to the Collateral, and the financial and business condition of Borrowers and Guarantor.

          3.1.14 All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed and recorded and shall be in form and substance satisfactory to Lender.

          3.1.15 Lender shall have received commitments for ALTA mortgagee's title insurance policies, issued by a title insurance company acceptable to Lender, for each of the Sea Breeze Property and the High Point Property in an aggregate amount equal to $19,315,000.00, without standard exceptions, insuring that Lender's mortgage will constitute a valid first lien on the High Point Property, free and clear of all other liens and encumbrances, insuring that the Heller Lien is the only lien on the Sea Breeze Property and reflecting the recordation of the Negative Pledge, and including such endorsements deemed necessary by Lender in its sole and reasonable discretion, including without limitation, comprehensive, usury, 3.1 zoning, tax parcel and survey endorsements and such other endorsements as Lender shall require. Each such commitment shall indicate acceptable access and as of the Closing Date, all property taxes then due shall have been paid.

          3.1.16 Lender shall have received a current survey of each of the High Point Property and the Sea Breeze Property, prepared in accordance with Lender's survey requirements, certified to Lender and the title insurance company, by a registered land surveyor or engineer approved by Lender, and sufficient to permit the issuance of the commitment for title insurance policies in Section 3.1.15, showing the dimensions and area of the Property, the location of all roads, easements, rights-of-way and public access to or affecting either the High Point Property or the Sea Breeze Property, showing that the location and dimensions of the improvements are entirely within the High Point Property or the Sea Breeze Property, as applicable, that there are no encroachments upon the High Point Property or the Sea Breeze Property, showing individual homesites (which can be shown by using a site plan or aerial photo and not a metes and bounds description), but such surveys shall not be required to show individual utility hook-ups. Lender acknowledges that: (i) the survey dated September 25, 1996, last revised on July 10, 1997 prepared by KCI Technologies, Inc. with respect to the Sea Breeze Property; and (ii) the survey dated July 14, 1997 prepared by Gerald A. Donovan Assoc., Inc. with respect to the High Point Property are sufficient to satisfy the foregoing.

          3.1.17 Environmental Phase I Reports addressed to Lender, in form and substance satisfactory to Lender, prepared by a qualified professional licensed and registered environmental engineer approved by Lender for each of the Sea Breeze Property and the High Point Property, the results of which shall be satisfactory to Lender in its sole and reasonable discretion. Borrower shall arrange for and be directly responsible for any remediation or other clean-up action determined necessary by Lender in its sole and reasonable discretion based upon such Environmental Phase I Reports, in accordance with the Section
8.4 of this Agreement. Lender acknowledges that: (i) the Report of Limited Preliminary Environmental Site Assessment prepared by Comprehensive Safety & Environmental Services, Inc. and Jen-Mark Associates, Inc. regarding Sea-Air Village, dated September 18, 1996 prepared for Heller Real Estate Financial Services, Inc. (with addenda) CSES Project No. 96088E with respect to the Sea Breeze Property; and (ii) the Report of Limited Preliminary Environmental Site Assessment prepared by Comprehensive Safety & Environmental Services, Inc. regarding High Point Park, dated May 29, 1997, prepared for Sun Communities Operating Limited Partnership (with addenda) CSES Project No. 97024E; and Report prepared by Environmental Management Group, dated December 29, 1994 regarding High Point Park for Meisel & Cohen Properties, EMG Project No. 94015562B (appended to recent report) with respect to the High Point Property are sufficient to satisfy the foregoing.

          3.1.18 Delivery by Borrower of the executed Management Agreement

          3.1.19 Delivery by Borrower of the executed Option Agreement

          3.1.20 Delivery by Borrower of the deeds to the Property to be held in escrow pursuant to Section 8.1 of this Agreement.


          3.1.21 Delivery by Borrower of a consent and estoppel from AMRESCO, in the form attached hereto as Exhibit 3.1.21.

          3.1.22 Delivery by Borrower of a certificate of Barry S. Cohen, Joel
M. Meisel, Marlene Cohen, Stephen J. Cohen, Pamela Cohen, Marvin Feldman and Charlene Feldman in the form attached hereto as Exhibit 3.1.22.

          3.1.23 Delivery by Borrower of copies of all leases, subleases, occupancy and tenancy agreements, and written commitments to lease currently in effect and covering any portion of the Property (the "Tenant Leases"); all collection and credit reports pertaining to the Tenant Leases; and the Property's operating budget for the current year.

          3.1.24 Copies of all equipment leases, service, utility, supply, maintenance, concession and employment contracts, agreements, and other continuing contractual obligations affecting the ownership or operation of the Property (collectively, the "Project Contracts").

          3.1.25 Copies of all licenses, permits and other approvals necessary to operate the Property.

          3.1.26 Copies of all written notices of any zoning, safety, building, fire, environmental, health code or other violation relating to the Property not cured prior to the date hereof.

          3.1.27 All other financial data, operating data, contracts, leases, instrument, invoices and other writings related to the Property which Lender may reasonably request, including without limitation, tax bills and correspondence with the tax assessor, rent rolls for the past two years, information concerning capital improvements installed by the Borrower, information concerning historical rent increases imposed by Borrower, a list of recurring services not furnished to the Property through the Project Contracts, information concerning any pending or threatened litigation, certificates of occupancy, and the organizational documents of the Property's homeowners association, if organized, and any agreements between the Borrower and such homeowners association.

      3.2 CONDITIONS PRECEDENT TO SUBSEQUENT ADVANCES. The obligation of Lender to make Advances subsequent to the Closing Date is subject to the fulfillment, in form and substance satisfactory to Lender and its counsel, of each of the following conditions on or before the date of each such Advance:

          3.2.1 As of the date of making the Advance, no Event of Default shall have occurred and be continuing, nor shall either result from the making of such Advance.

          3.2.2 No event or condition shall have occurred and be continuing which shall adversely impact the first priority lien or security interest of Lender in the Collateral.

          3.2.3 Borrowers shall have performed and complied with all terms and conditions herein required to be performed or complied with by it prior to or at the time of making the Advance, unless Borrowers' failure to do so is caused by the Lender or any of its affiliates.

          3.2.4 Borrowers shall not have incurred any material liabilities, direct or contingent, other than in the ordinary course of business and other than those incurred by the management company under the Management Agreement, since the Closing Date.

          3.2.5 This Agreement and each of the other Loan Documents shall be in full force and effect.

          3.2.6 No suit, action, investigation, inquiry or other proceeding (including, without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be pending and no preliminary or permanent injunction or other by a state of federal court shall have been entered (a) in connection with any Loan Document or any of the transactions contemplated hereby or thereby or (b) which, in any such case, in the reasonable judgment of Lender, would have a material adverse effect on (i) the transactions contemplated by this Agreement, or (ii) the business, operations, properties, condition (financial or otherwise) or prospects of Borrower or Guarantor, unless the Lender or any of its affiliates cause such occurrence.

          3.2.7 Each of the representations and warranties made in or pursuant to Article IV of this Agreement or which are contained in any other Loan Document or any certificate, document or financial or other statement furnished by Borrower at any time under or in connection herewith, shall be true and correct in all material respects on and as of the date of the Advance as if made on and as of the date of the Advance (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      In order to induce Lender to enter into this Agreement and make the Loans, Borrowers represent and warrant to Lender that the following statements are true, correct and complete at the date hereof and at the date of each Advance:

      4.1 ORGANIZATION, POWERS, GOOD STANDING.

          4.1.1 ORGANIZATION; COMPLIANCE WITH LAW; ACTIVITIES. Each Borrower (a) is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) has the power, authority and legal right to own and operate its property and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign partnership and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, and (d) is in compliance with all Requirements of Law.

          4.1.2 POWER; AUTHORIZATION; CONSENTS. Each Borrower has the power and authority to execute, deliver and perform the Loan Documents, including, without limitation, to borrow under this Agreement. Each Borrower has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents and each Borrower has taken all necessary action to borrow under this Agreement. No consent or authorization of, or filing with, any Person (including, without limitation, any Governmental Authority) is required in connection with the execution, delivery and performance by any Borrower or the validity or enforceability against any Borrower of the Loan Documents.

          4.1.3 NAME. Each Borrower's name is exactly as set forth on the first page of this Agreement and it has not changed its name, purchased any substantial assets or capital stock of any other entity, or merged with any other entity, nor has it used an assumed name.

          4.1.4 SINGLE ASSET ENTITY. Neither Borrower holds or shall hold or acquire, directly or indirectly, any ownership interest (legal or equitable) in any real or personal property other than the Property, or become a shareholder of or member or partner in any entity which acquires or holds any property other than the Property, until such time as all obligations are satisfied.

      4.2 AUTHORIZATION OF BORROWING; ETC.

          4.2.1 NO CONFLICT. The execution, delivery and performance by each Borrower of this Agreement and the other Loan Documents to which either is a party do not and will not (a) violate any law or court order applicable to any Borrower, (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of Borrower, (c) result in or require the creation or imposition of any Lien of any nature whatsoever upon any of Borrowers' properties or assets, other than in favor of Lender, or (d) require any approval, any court or Governmental Authority or any approval or consent of any Person under any contractual obligation of any Borrower, except that Borrower has informed Lender that the Loans and the transactions contemplated under the Loan Documents may give Heller or AMRESCO the right to call a default under the Heller Loan. Notwithstanding the foregoing, however, Lender shall in no way be deemed to have waived any of its rights or remedies hereunder as a result of the foregoing, including without limitation the rights and remedies set forth in Section 2.1.5(f).

          4.2.2 BINDING OBLIGATION. The Loan Documents and all other documents contemplated hereby and thereby, when executed and delivered, will be the legally valid and binding obligations of each Borrower, enforceable against each in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally.

      4.3 LIEN PRIORITY. The Liens granted by each Borrower to Lender in its respective assets are valid, perfected, first priority liens and no financing statements covering the Collateral are on file in any public office.

      4.4 TITLE. Borrowers have good and valid legal title to the property and assets reflected in the financial statements previously submitted to Lender, except those subsequently disposed of for value in the ordinary course of business, and there are no Liens, charges or encumbrances on such property or assets except those reflected on such balance sheets.

      4.5 LITIGATION; ADVERSE FACTS. Except as set forth in Schedule 4.5, there is no pending action, suit, proceeding, investigation, inquiry or arbitration involving any Borrower, at law or in equity (civil or criminal in nature) or, to the knowledge of Borrowers, threatened which might result in (i) any material adverse change in the business, operations, properties or in the business prospects or condition (financial or otherwise), of any Borrower; (ii) the possible forfeiture of any of Borrowers' property to a Governmental Authority or
(iii) any Borrower's inability to perform its Obligations under this Agreement or any Loan Document.

      4.6 PAYMENT OF TAXES. All tax returns and reports required to be filed by each Borrower have been timely filed, and all Taxes, assessments, fees and amounts required to be withheld and paid to a Governmental Authority, and other governmental charges upon Borrower and upon its properties, assets, income and franchises which are due and payable have been paid when due and payable. Borrowers do not know of any proposed, asserted or assessed tax deficiency against it that would be material to the condition (financial or otherwise) of each Borrower. Neither Borrower is a party to, bound by or obligated under any tax sharing or similar agreement.

      4.7 MATERIALLY ADVERSE AGREEMENTS; PERFORMANCE.

          4.7.1 AGREEMENTS. Neither Borrower is party to or subject to any material agreement, instrument, charter or other internal restriction materially adversely affecting the business, properties or assets of either Borrower or the operations, business prospects or condition (financial or otherwise) of either Borrower, taken as a whole.

          4.7.2 PERFORMANCE. Neither Borrower is in material default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its contractual obligations and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a material default.

          4.7.3 LICENSES, ETC. Each Borrower owns or possesses all patents, trademarks, service marks, trade names, copyrights, licenses and rights necessary for the present and planned future conduct of its business, without any known conflict with the rights of others.

      4.8 DISCLOSURE. As of the date hereof and as of the Closing Date, no representation or warranty of any Borrower contained in this Agreement or in any other document, certificate or written statement furnished to Lender by or on behalf of any Borrower with respect to the business, operations, property or assets acquired by any Borrower or the business prospects or condition (financial or otherwise) of any Borrower for use in connection with the transactions contemplated by this Agreement, knowingly contains any untrue statement of a material fact or omits to state a material fact (known to any Borrower in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading. There is no fact known to any Borrower (other than matters of a general economic or competitive nature) which materially adversely affects the business, operations, property or assets acquired by any Borrower or the business prospects, or condition (financial or otherwise) of any Borrower, which has not been disclosed herein or in such other documents, certificates and statements furnished to Lender for use in connection with the transactions contemplated hereby.

      4.9 ERISA COMPLIANCE. Each Borrower is in compliance in all material respects with any applicable provisions of ERISA and the regulations and published interpretations thereunder. Neither a Reportable Event, as defined in
Section 4043 of ERISA, nor a Prohibited Transaction, as defined in Section 406 or Section 2003(a) of ERISA, has accrued or is continuing in relation to any pension plan and Borrower has not incurred any liability to the PBGC.

      4.10 ENVIRONMENTAL MATTERS.

          4.10.1 NO ENVIRONMENTAL CLAIMS. Except as set forth in the Environmental Phase I Reports delivered pursuant to Section 3.1.17 of this Agreement, there are no claims, demands, liabilities, investigations, litigation, administrative proceedings, whether pending or threatened, or judgments or orders relating to any Hazardous Materials, (collectively called "Environmental Claims") asserted or threatened against any Borrower or relating to any real property currently or formerly owned, leased or operated by any Borrower. Neither Borrower nor any other Person has caused, discharged, permitted or arranged for any Hazardous Material to be used, generated, reclaimed, transported, released, treated, stored, recycled, refined or disposed of in a manner which could form the basis for an Environmental Claim against any Borrower. Borrower has not assumed any liability of any Person for cleanup, remediation, removal, compliance or funding in connection with any Environmental Claim.

          4.10.2 STORAGE OF HAZARDOUS MATERIALS. Except as set forth in the Environmental Phase I Reports delivered pursuant to Section 3.1.17 of this Agreement, to Borrowers' knowledge, no Hazardous Materials are or were stored or otherwise located, and no underground storage tanks or surface impoundments are or were located, on real property currently or formerly owned, leased or operated by any Borrower or to the best knowledge of any Borrower after due inquiry, on adjacent parcels of real property, and no part of such real property or, to the best knowledge of any Borrower after due inquiry, no part of such adjacent parcels of real property, including the groundwater located thereon, is presently contaminated by Hazardous Materials.

          4.10.3 COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as set forth in the Environmental Phase I Reports delivered pursuant to Section 3.1.17 of this Agreement, to Borrowers' knowledge, each Borrower has been and is currently in compliance with all applicable Environmental Laws, including obtaining and maintaining in effect all permits, licenses or other authorizations required by applicable Environmental Laws.

      4.11 NO DEFAULT. No Event of Default has occurred.

      4.12 PROPERTY.

          4.12.1 TENANT MATTERS. True, correct and complete copies of the Tenant Leases, including all amendments and documents relating thereto, have been delivered to Lender pursuant to Section 3.1.23 hereof; the Rent Roll attached hereto as Schedule 4.12.1, as updated to the Closing Date, is an accurate and complete rent roll describing each of the Tenant Leases, including the name of the tenant, the home site occupied by the tenant, the lease term, monthly rent, delinquencies in rent, deposits paid and any prepaid rent or credits due any tenant; except as set forth in the Rent Roll, each Tenant Lease is in full force and effect and not in default and no events have occurred which, with notice or the passage of time, or both, would constitute such a default; the lessor has performed all of its obligations under each Tenant Lease; and the Tenant Leases have not been modified nor have any concessions been made with respect thereto unless expressly described in the Rent Roll.

          4.12.2 COMPLIANCE WITH LAWS. To Borrowers' knowledge, the Property and its operation as a manufactured home community complies in all respects with all applicable laws, ordinances, codes, rules, and regulations, including those pertaining to zoning, access to disabled persons, building, health, safety and environmental matters. Except as otherwise disclosed in Schedule 4.12.2 attached hereto, Borrower has not received any notices of, and Borrower, after due inquiry, has no knowledge of any existing facts or conditions which may result in the issuance of, any violations of any building, zoning, safety, fire, environmental, health or other codes, laws, ordinances or regulations with respect to the Property, the appurtenances thereto or the maintenance, repair or operation thereof, which will not be cured by the Closing Date, at Borrower's expense.

          4.12.3 CERTAIN PROCEEDINGS. Except as otherwise disclosed in Schedule
4.12.3 attached hereto, Borrower has not received notice of and, after due inquiry, has no knowledge of any existing, pending or threatened litigation or condemnation proceedings or other court, administrative or extra judicial proceedings with respect to or affecting the Property or any part thereof.

          4.12.4 ASSESSMENTS, OTHER CHARGES. Except as otherwise disclosed in
Schedule 4.12.4 attached hereto, Seller has no knowledge of any assessments, charges, paybacks, or obligations requiring payment of any nature or description against the Property which remain unpaid, including, but not limited to, those for sewer, water or other utility lines or mains, sidewalks, streets or curbs. Borrower, after due inquiry, has no knowledge of any public improvements having been ordered, threatened, announced or contemplated with respect to the Property which have not heretofore been completed, assessed and paid for.


          4.12.5 PROJECT CONTRACTS. True and complete copies of all Project Contracts for the Property, if applicable, and all amendments thereto have been delivered to Purchaser pursuant to Section 3.1.24 above; all Project Contracts are in full force and effect and not in default; all Project Contracts are listed in Schedule 4.12.5 attached hereto; and except as described in Schedule 4.12.5, there are not Project Contracts in force with respect to the Property which are not subject to cancellation upon not more than thirty (30) days notice without premium or penalty.

          4.12.6 INSURANCE. Since the date on which the Borrower commenced doing business at the Property, it has been insured with respect to risks normally insured against, and in amounts adequate to safeguard the Property.

          4.12.7 LABOR, MATERIALS, IMPROVEMENTS. Borrower has not contracted for the furnishing of labor or materials to the Property which will not be paid for in full prior to the Closing Date, and if any claim is made by any party for the payment of any amount due for the furnishing of labor and/or materials to the Property or Borrower prior to the Closing Date and a lien is filed against the Property as a result of furnishing such materials and/or labor, Borrower will immediately pay the said claim and discharge the lien.

          4.12.8 UTILITIES. All utility services, including water, sanitary sewer, gas, electric, telephone and cable television facilities, are available to the Property and each home site in sufficient quantities to adequately service the Property at full occupancy; and to the Borrower's knowledge, after due inquiry, there are no existing, pending or threatened plans, proposals or conditions which could cause the curtailment of any such utility service.

          4.12.9 CONSTRUCTION, MAINTENANCE, SYSTEMS. To Borrowers' knowledge, the Property was constructed in conformity with all governmental rules, regulations, laws and ordinances applicable at the time the Property was constructed, and all development orders and other requirements imposed by governmental authorities. Except as disclosed in Schedule 4.12.9 attached hereto, to the Borrower's knowledge, obtained after due inquiry: (i) there are no existing maintenance problems with respect to mechanical, electrical, plumbing, utility and other systems necessary for the operation of the Property, including, without limitation, all underground utility lines, water wells and roads; (ii) all such systems are in good working condition and are suitable for the operation of the Property; (iii) there are no structural or physical defects in and to the Property and there are no conditions currently existing on, in, under or around property adjacent to or surrounding the Property, which materially adversely affects, or could materially adversely affect, the Property or the operation thereof.

          4.12.10 SITE, OCCUPANCY INFORMATION - HIGH POINT PROPERTY. The High Point Property consists of 395 manufactured home sites, 63.3109+ acres of Land, and the improvements, amenities and recreational facilities listed in Schedule
4.12.10 attached hereto and made a part hereof. As of the date hereof, 24 manufactured home sites within the High Point Property are vacant, and for the calendar years 1995 and 1996, the average occupancy rates at the High Point Property were 95+% and 95+%, respectively. All unoccupied manufactured home sites which exist at the date of Closing, if any, will be in leasable condition without it being necessary to make any further improvements to permit a tenant to take possession of, and install a manufactured home on, such home site in accordance with the Borrower's standard form lease and the rules and regulations applicable to the High Point Property.

          4.12.11 SITE, OCCUPANCY INFORMATION - SEA BREEZE PROPERTY. The Sea Breeze Property consists of 371 manufactured home sites and 157 travel trailer lots; 52.32+ acres of Land, and the improvements, amenities and recreational facilities listed in Schedule 4.12.11 attached hereto and made a part hereof. As of the date hereof, 3 manufactured home sites and 19 travel trailer lots within the Sea Breeze Property are vacant, and for the calendar years 1995 and 1996, the average occupancy rates at the Sea Breeze Property were 95+% and 95+%, respectively. All unoccupied manufactured home sites which exist at the date of Closing, if any, will be in leasable condition without it being necessary to make any further improvements to permit a tenant to take possession of, and install a manufactured home on, such home site in accordance with the Borrower's standard form lease and the rules and regulations applicable to the Sea Breeze Property.

          4.12.12 LICENSES, PERMITS, AUTHORIZATIONS. To the Borrower's knowledge, obtained after due inquiry, Schedule 4.12.12 attached hereto contains a complete and accurate list of, and copies of, all licenses, certificates, permits and authorizations from any governmental authority of any kind which is required to develop, operate, use and maintain the Property as a manufactured home park; and all such licenses, certificates, permits and authorizations have been issued and are in full force and effect.

          4.12.13 PERSONAL PROPERTY. Schedule 4.12.13 attached hereto contains a true and complete list of all Personal Property used in the operation of the Property; such Personal Property is in good working condition and adequate for the operation of the Property at full occupancy; and the Borrower will not sell, transfer, remove or dispose of any item of Personal Property from the Property on or prior to the Closing Date, unless such item is replaced with a similar item of no lesser quality or value.


                                    ARTICLE V

                              AFFIRMATIVE COVENANTS


      Borrowers covenants and agree that, until all Obligations are satisfied, Borrowers shall perform each and all of the following:

      5.1 USE OF PROCEEDS. Borrowers will use the proceeds of the Loans only for the purposes set forth in Article II and will furnish Lender such evidence at it requires with respect to such use.

      5.2 ACCOUNTING RECORDS. Borrowers shall maintain adequate books and records in accordance with sound business practices and the Income Tax Method of Accounting, applied on a consistent basis, and permit any representative of Lender, at any time during usual business hours that does not unreasonably interfere with the conduct of such business, to inspect, audit, and examine such books and records and inspect any of their properties and shall furnish Lender with all reasonable information regarding their business or finances promptly upon Lender's request.

          5.2.1 Promptly upon becoming aware of any Person's seeking to obtain or threatening to seek to obtain a decree or order for relief with respect to any Borrower in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, a written notice thereof specifying what action Borrower is taking or proposes to take with respect thereto.

          5.2.2 Promptly, copies of all amendments and restatements to the certificate of limited partnership of any Borrower.

          5.2.3 Promptly, and in any event within five (5) days after the receipt thereof, a copy of any notice, summons, citation, directive, letter or other form of communication from any Governmental Authority, in any way concerning any action or omission on the part of any Borrower in connection with any Environmental Law, or concerning the filing of a lien upon, against or in connection with any Borrower, or any of its real or personal property, in connection with any Environmental Law.

          5.2.4 Promptly, of any material loss or depreciation in the value of the Collateral.

          5.2.5 Promptly, such other information and data with respect to Borrower as from time to time may be reasonably requested by Lender.

      5.3 PARTNERSHIP EXISTENCE. Each Borrower shall at all times preserve and keep in full force and effect its partnership existence and any rights material to its business.

      5.4 INSURANCE. Each Borrower shall maintain adequate fire and extended risk coverage, business interruption, workers compensation, public liability and flood insurance, if necessary, and such other insurance coverages as are usually carried by companies which are engaged in the same or similar business to the business of any Borrower or as may be required by Lender, as more particularly set forth in the Mortgage. All insurance policies shall be in such amounts, upon such terms, and be in form acceptable to Lender, and shall be carried with insurers acceptable to Lender. Each Borrower shall provide evidence satisfactory to Lender of all insurance coverages and that the policies are in full force and effect, and all insurance coverages upon the Collateral, shall name Lender as a loss payee under a standard non-contributory "mortgagee", "lender" or "secured party" clause, shall (a) contain a clause which provides that Lender's interest under the policy will not be invalidated by any act or omission of, or any breach of warranty by, the insured, or by any change in the title, ownership or possession of the insured property, or by the use of the property for purposes more hazardous than is permitted in the policy, and (b) provide that no cancellation, reduction in amount or change in coverage thereto shall be effective until at least thirty (30) days after receipt by Lender of written notice thereof and shall be endorsed to require thirty (30) days advance written notice to Lender of any cancellation of coverage.

      5.5 COMPLIANCE WITH LAWS, ETC. Each Borrower shall exercise all due diligence in order to comply with all Requirements of Laws, including, without limitation, as applicable, laws with respect to worker's compensation, ERISA and Environmental Laws.

      5.6 FURTHER ASSURANCES. At any time or from time to time, upon the request of Lender, Borrowers shall execute and deliver such further documents and do such other acts and things as Lender may reasonably request in order to effect fully the purpose of this Agreement, the other Loan Documents and other agreements contemplated hereby and to provide for payment of and security for the Loan made hereunder in accordance with the terms of this Agreement.


                                   ARTICLE VI

                               NEGATIVE COVENANTS


      Each Borrower covenants and agrees that, until the Obligations are satisfied, each Borrower shall perform each and all of the following:

      6.1 INDEBTEDNESS. Borrowers will not create, incur, assume, permit or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness except for (i) the Obligations; (ii) the Heller Loan; (iii) liabilities incurred in the ordinary course of business; and (iv) liabilities incurred under the Management Agreement.

      6.2 LIENS. Except for any liens created under the Loan Documents, Borrowers will not, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any of its property or asset of any kind, except the Heller Lien and liens caused by the Management Company.

      6.3 RESTRICTION ON FUNDAMENTAL CHANGES. Borrowers will not fundamentally change the nature of its business, enter into any merger, consolidation, reorganization or recapitalization, or reclassify its capital stock or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or assets, of any Person.

      6.4 SALE OF ASSETS. Except as provided in the Option Agreement, Borrower will not sell, assign, transfer, convey or otherwise dispose of its assets, whether now owned or hereafter acquired, including the Collateral during the term of the Loan Agreement.

      6.5 CONDUCT OF BUSINESS. Borrowers shall not engage in any business other than the business in which any Borrower is engaged as of the date hereof or any businesses or activities substantially similar or related thereto or take any material action except in the ordinary and usual course of business of any Borrower.

      6.6 CERTAIN CONTRACTS. Borrower shall not enter into or be a party to:

          6.6.1 Any contract for the purchase of materials, supplies or other property or services if such contract (or any related document) requires that payments for such materials, supplies or other property or services shall be made regardless of whether or not delivery of such materials, supplies or other property or services is ever made or tendered.

          6.6.2 Any contract of rent or lease (as lessee) for any real or personal property if such contract (or related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases then in general use, or requires that the lessee purchase or otherwise acquire securities or obligations of the lessor.

          6.6.3 Any material guaranty or any other contract which, in economic effect, is substantially equivalent to a guaranty.

      6.7 LEASES. Borrowers shall not enter into any lease pertaining to either the Sea Breeze Property or the High Point Property without the prior written consent of Lender and Borrowers acknowledge and agree that the Management Company shall have the responsibility and authority for all leasing activity for the Property as set forth in the Management Agreement.

      6.8 MISREPRESENTATIONS. Borrowers shall not furnish Lender any certificate or other document that will contain any untrue statement of material fact or that will omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

      6.9 ENVIRONMENTAL LIABILITIES.

      Borrowers will not: (a) violate any applicable Environmental Law; or (b) discharge, dispose or release of any Hazardous Materials into or onto or (except in accordance with applicable law) from, any real property owned, leased or operated by Borrowers; or (c) permit any Lien imposed pursuant to any Environmental Law to be imposed or to remain on any real property owned, leased or operated by Borrowers.


                                   ARTICLE VII

                                EVENTS OF DEFAULT


      7.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events, acts or occurrences shall constitute an event of default (an "Event of Default") hereunder:

          7.1.1 DEFAULT IN MINIMUM INTEREST PAYMENTS. If interest actually paid fails to equal 4% as more further set forth in Section 2.1.7 and such failure shall continue unremedied for a period of ten (10) days after receipt of written notice of such failure from Lender.

          7.1.2 BREACH IN NEGATIVE PLEDGE. A breach of the terms of the Negative Pledge Agreement, in which event Borrower shall have no opportunity to cure such Event of Default and Lender shall have the right to immediately proceed to exercise its rights and remedies under this Agreement and the other Loan Documents.

          7.1.3 VOLUNTARY BANKRUPTCY; OTHER ACTIONS. If any Borrower shall: (i) institute a voluntary case seeking liquidation or reorganization under Chapter 7 or Chapter 11 of the Federal Bankruptcy Code; (ii) file a petition, answer or complaint or shall otherwise institute any similar proceeding under any other applicable law, or shall consent thereto; (iii) consent to the conversion of a voluntary case to an involuntary case; (iv) consent or acquiesce to the appointment of a trustee, receiver, liquidator, custodian or other with similar powers to take possession of all or a substantial portion of the Property and/or to operate all or a substantial portion of the business of any Borrower; (v) make a general assignment for the benefit of creditors; (vi) take any other action which prohibits or delays Lender from exercising any option under the Option Agreement; or (vii) takes some other affirmative action which prohibits Lender from obtaining a first perfected security interest in the Sea Breeze Property upon payoff of the Heller Loan. Upon the occurrence of any of the foregoing, Borrowers shall have no opportunity to cure such Event of Default and Lender shall have the right to immediately proceed to exercise its rights and remedies under this Agreement and the other Loan Documents.

          7.1.4 FAILURE TO MAKE PAYMENTS WHEN DUE. Borrowers or Guarantor shall fail to pay any principal or interest amounts owing under the Loan Documents when such amount is due, (whether, as a result of a mandatory prepayment requirement, by acceleration, by notice of prepayment or otherwise) or Borrowers shall fail to pay any other amounts (including, without limitation, fees, costs and expenses) payable under this Agreement when such amounts are due, and such failure shall continue unremedied for a period of ten (10) days after receipt of written notice of such failure.

          7.1.5 BREACH OF WARRANTY. Any representation, warranty or certification made or furnished by Borrowers under this Agreement or in any statement, document, letter or other writing or instrument furnished or delivered to Lender pursuant to or in connection with this Agreement or as an inducement to Lender to enter into this Agreement, shall, at any time, prove to have been materially false, incorrect or incomplete when made, effective or reaffirmed, as the case may be.

          7.1.6 OTHER DEFAULTS UNDER AGREEMENT AND/OR LOAN DOCUMENTS. Borrowers or Guarantor shall be in default in the performance of or compliance with any term contained in this Agreement or the other Loan Documents and such default shall continue unremedied for a period of thirty (30) days after receipt of written notice of such default from Lender, or such longer period to be determined by Lender if Lender in its sole and reasonable discretion believes Borrower is diligently pursuing a cure.

          7.1.7 NO CURE. Notwithstanding anything herein to the contrary, Borrowers shall have no right or opportunity to cure any Event of Default existing on or after the Maturity Date, including, without limitation, the failure to pay off the Loans on the Maturity Date.

      7.2 REMEDIES.

          7.2.1 NO ACTION BY LENDER. Only in the case of an Event of Default set forth in Section 7.1.1 above, Lender shall not be entitled to pursue its remedies set forth in this Agreement unless and until the Lender has given the Borrower three days after expiration of the initial cure period to cure any such monetary Event of Default by paying an amount necessary to cause the actual interest paid to equal 4% as more fully set forth in Section 2.1.7; provided, however, that in no event shall the Borrower be required to pay an amount to cure a monetary default under this Section 7.2.1 in excess of $25,000 (the "Maximum Shortfall"). If the actual shortfall exceeds $25,000, Borrower shall be deemed to have cured the Event of Default upon delivering to the Lender the amount of the Maximum Shortfall and any excess shortfall shall be added to the principal balance of the Loans. In the event Borrower cures any Event of Default set forth in Section 7.1.1 in the manner described above, Borrower shall have the right to terminate the Management Agreement and assume management control of the Property, in which case the Loans will be deemed to have been paid current and shall thereafter be payable in accordance with the terms of the Loan Documents. Notwithstanding anything herein to the contrary, Borrower shall have no right to cure any Event of Default existing on or after the Maturity Date.

          7.2.2 DEFAULT RATE. Upon the occurrence of an Event of Default and during the continuance thereof, the outstanding principal balance of the Loan and any other fees, cost or expenses advanced or paid by Lender, shall bear interest during the continuance thereof, at the option of Lender, and without affecting any of Lender's rights and remedies provided for herein and in the Notes, at the Default Rate.

          7.2.3 ACCELERATION; TERMINATION. Except as otherwise set forth in
Section 7.2.1, upon the occurrence of any Event of Default other than an Event of Default set forth in Section 7.1.1, the unpaid principal amount of and any accrued interest on any Loans shall at the option of Lender automatically become immediately due and payable, without presentment, demand, protest, notice or other requirements of any kind, all of which are hereby expressly waived by Borrowers, and all commitments of Lender hereunder shall terminate without further action of any kind. Upon acceleration, Lender, without notice to or demand upon Borrowers, which are expressly waived by Borrowers, may proceed to protect, exercise and enforce its rights and remedies under this Agreement and under the other Loan Documents and any other rights and remedies as are provided by law or equity. Lender may determine, in its sole discretion, the order and manner in which Lender's rights and remedies are to be exercised, and all payments received by Lender, shall be applied as follows: first, to all costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements, costs of maintaining, preserving and/or disposing of any of the real, personal, or mixed collateral and costs of settlement) incurred by Lender in collecting any Obligations by reason of such Event of Default; second, to accrued interest; third, to other Obligations in such order as Lender may determine in its sole discretion; and fourth, to Borrowers upon payment in full of all Obligations.

      7.3 NON-RECOURSE. Except as set forth in Sections 2.1.1 and 2.1.2 and notwithstanding any provision herein or in the Loan Documents to the contrary, the Obligations hereunder and under any of the Loan Documents shall be non-recourse to the Borrower and their partners, and the partners of the Borrowers shall have no personal liability for the payment of any amounts payable or any Obligations under this Agreement or under the Loan Documents, except as specifically provided in the Guaranty of even date herewith executed jointly and severally by all of the partners of Borrowers. Notwithstanding the foregoing, Lender shall not in any way be prohibited from naming Borrowers' partners or any successors or assigns, or any person holding under or through them as parties to any actions, suits or proceedings to enforce such rights under the Guaranty.

      7.4 LIMITATION ON LENDER'S EXERCISE OF REMEDIES UPON EVENT OF DEFAULT. Notwithstanding any provision herein or in the Loan Documents to the contrary, there shall be no Event of Default and the Lender shall not be permitted to exercise it remedies hereunder in the event and to the extent that such Event of Default is caused as a result of the property manager's failure to perform its obligations under the Management Agreement or as result of any action taken or omitted by the management company which causes such an Event of Default.


                                  ARTICLE VIII

                  OTHER AGREEMENTS BETWEEN BORROWERS AND LENDER

      8.1 DEEDS IN ESCROW. Borrowers have agreed to deliver to Ticor Title Insurance Company on the Closing Date, warranty deeds to the Property, in form and substance satisfactory to Lender, which shall be held in escrow and released to Lender only upon an Event of Default which exists on or after the Maturity Date.

      8.2 TRANSFER TAXES. Any and all real estate transfer taxes (or any such other tax resulting from a sale or transfer of the Property) (collectively, the "Transfer Tax") shall be payable as follows:

                    (a) Borrower and Guarantor, jointly and severally, collectively shall be liable for 100% of any Transfer Tax resulting from:

                           (i) A foreclosure of the Property by Lender due to a breach of the Negative Pledge by Borrower, or as a result of the occurrence of an Event of Default set forth in Section
                                    7.1.3 of this Agreement;

                           (ii) The exercise by Lender of its option under the Option Agreement on or after the Maturity Date;

                           (iii) Any transfer taxes resulting from any event or occurrence not otherwise described in Sections 8.2(a)(i) or (ii) above or Sections 8.2(b) or (c) below.

                    (b) Borrower and Guarantor, jointly and severally, collectively shall be liable for 50% and Lender shall be liable for 50% of any Transfer Tax resulting from:

                           (i) The exercise by Lender of any option under the Option Agreement before the Maturity Date.

                    (c) Lender shall be liable for 100% of any Transfer Tax resulting from:

                           (i) A foreclosure of the Property by Lender at any time prior to the Maturity Date due to any Event of Default, other than the occurrence of an Event of Default set forth in Sections 7.1.2 or 7.1.3 of this Agreement.

      8.3 INDEMNIFICATION. Borrowers agree that they shall save, indemnify, defend and hold Lender and its successors and assigns harmless from and against all expense, loss or damage suffered by Lender arising by reason of any act or omission by Borrowers or their partners in connection with this Agreement or the consummation of the transactions contemplated hereby, except that Lender shall have no such right of indemnification if such loss or damage is caused by Lender's gross negligence or willful misconduct.

      8.4 ENVIRONMENTAL HOLDBACK AND REMEDIATION. As set forth in Section 2.1.4 of this Agreement, the sum of $250,000 (the "Environmental Holdback") shall be advanced at closing but not initially disbursed. The Environmental Holdback shall be disbursed and/or retained in accordance with the terms of this Section 8.4.

          8.4.1 DEFINITIONS. The following definitions shall apply only to this
Section 8.4.

                (a) "Contaminants" means any and all materials, chemicals, wastes or substances which are or may be regulated by Environmental Laws including, but not limited to pollutants; toxic or hazardous chemicals, substances, materials, wastes and constituents; petroleum products; polychlorinated biphenyl's; medical wastes; infectious wastes; asbestos; paint containing lead; and urea formaldehyde.

                (b) "Environmental Laws" means any past, present or future federal, State, local and foreign statutory and common law, as amended from time to time, and any rule, regulation, code, guideline, plan, order, decree, judgment, license, permit, grant, franchise, concession, restriction, agreement or injunction issued, entered, promulgated or approved thereunder, relating to the environment, human health or safety, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of Contaminants into the environment (including, without limitation, air, surface water, groundwater or land), or relating to the manufacture, generation, refining, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport or handling of Contaminants and, including, without limitation:

                (1) Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.A. Section 9601 et seq. ("CERCLA");

                (2)        the Solid Waste Disposal Act, 42 U.S.C.A.
                           Section 6901 et seq.;

                (3)        the Toxic Substances Control Act, 15 U.S.C.A.
                           Section 2601 et seq.;

                (4)        the Safe Drinking Water Act, 42 U.S.C.A.,
                           Section 300(f) et seq.;

                (5)        the Refuse Act, 33 U.S.C.A. Section 407 et seq.;

                (6) the Clean Water Act, 33 U.S.C.A. Section 1251 et seq.;

                (7)        the Clean Air Act, 42 U.S.C.A. Section 7401 et seq.

                (8) the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C.A. Section 11001 et seq.;

                (9) the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.A. Section 136 et seq.,

                (10) the Hazardous Materials Transportation Act, 49 U.S.C.A. Section 5101 et seq.; and

                (11) the Occupational Safety and Health Act, 29 U.S.C.A. Section 651 et seq.

                (c)        "Investigation" is defined in paragraph 1(h) below.

                (d) "Migrating Contaminants" means Contaminants which migrate, leak, leach, flow, emit or otherwise move from the Property after the date of this Agreement.

                (e) "Permits" means permits, consents, licenses, approvals and registrations, and any renewals and modifications of any of the foregoing.

                (f)        "Remediation" is defined in paragraph 1(h) below.

                (g) "Property Contaminants" means Contaminants on, in, under or above a Property from time to time.

                (h) "Work" means any investigation, study, remediation, construction, repair or replacement of any portion of a Property as a result of, to avoid, remedy, or arising under any violation or non-compliance with any of the Environmental Laws or any Investigation or Remediation required by an Agency or determined necessary by Lender in its sole and reasonable discretion. The Work may include investigations to determine the presence of all Property Contaminants and Migrating Contaminants and, to the extent required by the Agency in the initial Plan ("Investigation"), and the conduct of cleanup, response, removal, remediation, containment, restoration, treatment, disposal and monitoring, including post-remedial monitoring and additional work required as a result of such monitoring (collectively, "Remediation") with respect to Property Contaminants and Migrating Contaminants.

IN ADDITION, WITH RESPECT TO THE SEA BREEZE PROPERTY ONLY, WORK SPECIFICALLY
INCLUDES:

                (1) Place all flammable liquids located in the maintenance building in a NFPA approved locker or cabinet; and

                (2) Prepare an operations and maintenance program sufficient to comply with applicable OSHA regulation relating to the asbestos containing roofs of the office trailer and tenant association trailer, or, alternatively, replace those roofs with new, non-asbestos containing materials.

WITH RESPECT TO THE HIGH POINT PROPERTY ONLY, WORK SPECIFICALLY INCLUDES:

                (1) Dispose of the used truck and automobile batteries and old tires behind the vehicle storage building in accordance with all laws;

                (2) Within eighteen (18) months following the Effective Date, remove all accessible underground storage tanks ("USTs") and replace them with aboveground storage tanks that satisfy all Delaware requirements, including any and all monitoring required;

                (3) Within eighteen (18) months following the Effective Date, close in place all inaccessible USTs and replace them with aboveground storage tanks that satisfy all Delaware requirements, including any and all monitoring required;

                (4) During the course of removal or closure of the USTs, if any contamination is discovered, remediate same to the maximum extent achievable;

                (5) Purchase and install removable plugs in floor drains in the maintenance shops and water treatment building;

                (6) Place all flammable liquids located in the maintenance building in an NFPA approved locker or cabinet;

                (7) Prepare an operations and maintenance program sufficient to comply with applicable OSHA regulation relating to the asbestos containing bathroom flooring in the office, or, alternatively, replace that flooring with new, non-asbestos containing materials;

                (8) Prepare an operations and maintenance program sufficient to comply with applicable OSHA regulations relating to the asbestos containing bathroom flooring in the office, or, alternatively, replace that flooring with new, non-asbestos containing materials; and

                (9) Install improvements to the park's drinking water systems as directed by the Delaware Health & Social Services Public Health Division in letters dated September, 1996:

                           (i) As to Well #1 (South Park): (A) install a well vent, a blow-off valve, and a well water sample trap; (B) reconstruct the finished water sample tap; (C) have available at the property at all times an approved chlorine test kit; (D) equip all chemical feed pumps with a zero flow automatic shutoff device;

                           (ii) As to Well #4 (West Park): (A) install a well vent, a pre-storage isolation valve, a blow-off valve before the pre-storage isolation valve, and a hard water sample tap; and (B) reconstruct the finished water sample tap; and

                           (iii) As to Well #3 (Spring Valley): (A) install a proper blow-off valve before the pre-storage isolation valve; (B) install a well water sample tap; and (C) reconstruct the finished water sample.

          8.4.2 HOLDBACK PERIOD. The initial holdback period (the "Initial Holdback Period") shall begin on the date of this Agreement and shall end on the earlier of ninety (90) days thereafter; or (ii) upon completion of all work specified in Section 8.4.1 in accordance with this Section 8.4, except with respect to that portion of the work identified in items (2) and (3) under the High Point Property, such work to be completed within eighteen (18) months following the Effective Date (the "High Point Tank Removal Holdback Period").

          8.4.3 BORROWER'S OBLIGATIONS.

                (a)        Development of Work Plan.

      Each Borrower shall, with respect to its Property and at its expense, select and retain an independent contractor approved by Lender and qualified by training and experience, to develop a plan ("Plan") to implement the Work with respect to such Property, such Plan to be proposed and, if required by Environmental Laws, approved by the Delaware Natural Resources and Environmental Control Department or any other governmental agency that is exercising lead or primary jurisdiction over such Property (the "Agency").

                (b)        Implementation of Work.

                (i) Within the Initial Holdback Period or the High Point Tank Removal Holdback Period, as applicable, each Borrower shall, at its sole cost and expense, select and retain an independent contractor, qualified by training and experience, to conduct the Work with respect to its Property.

                (ii) Within the Initial Holdback Period, or the High Point Tank Removal Holdback Period, as applicable, each Borrower shall, at its sole cost and expense, develop the Plan, perform the Work with diligence and continuity, and complete the Work.

                (iii) The Work shall be completed when (A) all Work has been done in accordance with all applicable Environmental Laws, (B) no further investigation, cleanup, response, removal, remediation, containment, restoration, treatment, disposal or monitoring, including post-remedial monitoring and any additional Work required as a result of such monitoring, is then required to be done under any applicable Environmental Law, and (C) any portion of a Property affected by Migrating Contaminants shall not be restricted as a result of the presence of any Property Contaminants or Migrating Contaminants. Upon such completion, each Borrower shall notify Lender thereof and Lender shall engage a qualified, recognized independent environmental consultant, at its expense, to conduct such investigations, studies, sampling and testing as may be appropriate to confirm such completion in a written report, and each Borrower hereby grants Lender, its consultants and its other designees an irrevocable license to enter upon the Properties for such purpose and each Borrower shall otherwise assist Lender, as reasonably requested, to achieve such purpose. Each Borrower shall at its sole cost and expense, provide Lender, its consultants and its other designees with all documents, data and other information reasonably relating to the development and approval of the Plan, the completion of the Work, and the presence of Property Contaminants, Migrating Contaminants.

                (iv) If Lender has not received from its consultant a written report, containing conclusions reasonably satisfactory to Lender, to the effect set forth in clauses (A), (B) and (C) of paragraph (iii) above, then Lender shall give written notice to both Borrowers of that fact and a copy of the written report of its consultant and the results of all studies, samplings, tests, and investigations performed in connection therewith.

                (v) If the Work is not performed in accordance with this Agreement, including a Borrower's failure to provide Lender with a satisfactory report as described in paragraph (iv) above hereof, Lender, without excluding any other right or remedy, shall have the right, but not the obligation, to perform and complete all or part of the Work in accordance with law and pursuant to a work plan approved by the Agency, at both Borrowers' expense, including, without limitation, all reasonable out-of-pocket legal, accounting, consulting, engineering, contractor and laboratory costs and expenses incurred by Lender; provided that Lender shall not exercise such right unless it first gives Borrowers notice of failure to perform the Work and a Borrower fails, within 30 days (or such shorter period of time as shall then be permitted for initiation or resumption of the Work under applicable Environmental Laws or by governmental authorities having jurisdiction) after the giving of such notice, to initiate or resume performance of the Work and thereafter pursue the Work to completion with diligence and continuity. If Lender performs the Work, Lender shall obtain the approval of the Agency, if appropriate, for any modifications to the Plan. Each Borrower shall, at Lender's request, provide Lender and its contractors, consultants and other designees with all necessary and reasonable cooperation and assistance, including an irrevocable license to enter upon the Properties, for the purpose of completing the Work. If Lender performs the Work, each Borrower shall sign, or shall cause to be signed, all manifests and other required documents as the generator of any hazardous waste generated as part of the Work.

                (vi) The Environmental Holdback shall be used to pay the costs of the Work (the "Actual Costs") as incurred in accordance with Section 8.4.3 (b)(ii). At the end of the High Point Tank Removal Holdback Period, if the total costs of the completed Work are less than or equal to $125,000, the difference between $125,000 and the Actual Costs shall be used to paydown the Loans and the remaining amount of the Environmental Holdback shall be disbursed to the Borrower. If the Actual Costs are greater than $125,000 but less than the Environmental Holdback, the difference between the Environmental Holdback and the Actual Costs shall be disbursed to the Borrower. Any such paydown and/or disbursements shall be made within 10 days following the expiration of the High Point Tank Removal Holdback Period.


          8.4.4 INDEMNIFICATION.

                (a) Borrowers, jointly and severally, shall indemnify and hold harmless and defend Lender and any assignee of Lender and their respective Affiliates, their respective general and limited partners, members, managers, officers, directors, shareholders, employees and agents (collectively, the "Indemnitees") from and against (collectively the "Costs") all liabilities, costs, claims, damages, demands, litigation, suits, proceedings, actions, losses, obligations, penalties, fines, judgments, sums paid in settlement of any of the above, and disbursements arising from or out of, or in any way related to,

           (i) any activity pursuant to Section 8.4.3(b) by a Borrower or its contractors, consultants or designees;

           (ii) any failure by a Borrower to perform or observe any covenant or condition to be performed or observed by Borrowers under this section irrespective of which Property with respect to which such failure occurs;

           (iii) the lack of any Permit required at or in connection with a Property under any applicable Environmental Laws;

           (iv) noncompliance with any such Permit or any applicable Environmental Laws at or in connection with a Property;

           (v) the emission, discharge, release or threatened release from a Property into the environment of any Contaminants on, in, under or above a Property;

           (vi) the presence or suspected presence of any Contaminants on, in, under or above a Property or any location containing Contaminants removed in connection with the performance of the Work;

           (vii) the migration, leaking, leaching, flowing, emitting or other movement of Contaminants from a Property to any other location after the date of this Agreement;

           (viii) the characterization of a Property or any portion thereof as a "facility," as defined in and for purpose of CERCLA, or as any Contaminant facility, site, storage area, landfill or refuse location under and for purpose of any applicable Environmental Laws, as a result of the presence of Property Contaminants, Migrating Contaminants and, to the extent covered by the Work;

           (ix) any amount incurred by Lender due to Lender's performance of any of the Work as provided under
                  Section 8.4.3(b); or

           (x) any event at a Property or any portion thereof constituting an actual or threatened release, as defined in and for purposes of CERCLA or any other applicable Environmental Law, of Property Contaminants, Migrating Contaminants and, to the extent covered by the Work.

           Without limiting the generality of the foregoing, this indemnification shall specifically cover reasonable out-of-pocket fees and expenses for attorneys, accountants, laboratories,

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

consultants, engineers, contractors and experts, and out-of-pocket costs of investigation, cleanup, response, removal, remediation, containment, restoration, treatment, disposal or monitoring.

                      (b) Lender shall notify both Borrowers of (i) any claim asserted against any Indemnitees which is subject to the indemnity contained in this Section 8.4.4 within 20 days after Lender receives written notice of such claim, and (ii) any other claim which Lender has as an Indemnitee under this Section 8.4.4 with reasonable promptness after Lender obtains knowledge of the existence of such claim, but failure to notify a Borrower shall not affect the rights of the Indemnitees or the obligations of such Borrower under this Section 8.4.4 unless such Borrower fails to obtain knowledge of such claim from any other source and such Borrower suffers pecuniary loss by reason of such failure or such failure materially impairs such Borrower's ability to defend such claim, and then only to the extent of such loss or impairment. If a Borrower assumes the liability to defend any Indemnitee under this Section 8.4.4, such Borrower shall have full authority to defend such claim, and, settle, adjust or compromise such claim. Each Indemnitee and the other Borrower shall cooperate with such Borrower in the defense of any such claim at no out-of-pocket cost to such Indemnitee.

          8.4.5 COMPLIANCE WITH LAWS. In connection with development of the Plan and performance of the Work by Borrowers or anyone acting on a Borrower's behalf, each Borrower, at its sole cost and expense, shall comply, or assure compliance, with all applicable federal, State and local statutes, laws, ordinances or regulations, agreements with governments and regulatory agencies, and court and administrative orders, including, without limitation, all applicable Environmental Laws.




                                   ARTICLE IX

                                  MISCELLANEOUS

      9.1 COSTS AND ATTORNEY'S FEES. All fees, costs and expenses incurred by Lender in connection with protecting, perfecting or preserving Lender's security interest in the Collateral or in connection with any matters contemplated by or arising out of this Agreement or the other Loan Documents after the Closing Date, whether (a) to commence, defend, or intervene in any litigation or to file a petition, complaint, answer, motion or other pleadings, (b) to take any other action in or with respect to any suit or proceedings (bankruptcy or otherwise),
(c) to consult with officers of Lender or to advise Lender, (d) to protect, collect, lease, sell, take possession of, or liquidate any of the Collateral, or
(e) to attempt to enforce or to enforce any security interest in any of the Collateral, or to enforce any rights of Lender to collect any of the Obligations, including, without limitation, reasonable fees, costs and expenses of Lender's attorneys and paralegals, the allocated costs of the Lender's internal counsel and the out-of-pocket costs and the per diem charges for Lender's examiners at their then applicable rates, together with interest thereon at the highest applicable Default Rate hereunder, shall be part of the Obligations, payable on demand and secured by the Collateral. All of the foregoing amounts may, at Lender's option, be charged by Lender as an Advance under the Loan. Borrowers shall have no obligation to pay any legal expenses incurred initially by Lender in connection with making the Loans, entering into this Agreement, the Loan Documents or the transactions contemplated thereunder.

      9.2 WAIVERS, MODIFICATIONS IN WRITING. Lender's failure, at any time or times hereafter, to require strict performance by Borrowers of any provision of this Agreement or the Loan Documents shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by the Lender of a default or an Event of Default under this Agreement or any of the other Loan Documents shall not suspend, waive or affect any other default or Event of Default under this Agreement or any of the other Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of the Borrowers contained in this Agreement or any of the other Loan Documents and no default or Event of Default by the Borrower under this Agreement or any of the other Loan Documents shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is in writing and signed by an officer of Lender, and directed to Borrowers specifying such suspension or waiver. Neither this Agreement nor the other Loan Documents may be modified or amended, except in a written agreement signed by Borrower and Lender. The remedies provided for under this Agreement and in the other Loan Documents are cumulative and are not exclusive of any remedies that may be available to Lender at law, in equity or otherwise.

      9.3 NOTICES, ETC. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by first class mail, postage prepaid and, if mailed, shall be deemed to be received for purposes of this Agreement three (3) Business Days after mailing by the sender, except that any notices with respect to an Event of Default shall be sent by certified mail. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 9.3, notices, demands, instruments and other communications in writing shall be given to or made upon the parties hereto at the following addresses:

          IF TO LENDER:                  Sun Communication Operating Limited
                                          Partnership
                                         31700 Middlebelt, Suite 145
                                         Farmington Hills, Michigan  48334
                                         Attn:  Gary A. Shiffman

          With required copy to:         Jaffe, Raitt, Heuer & Weiss,
                                          Professional Corporation
                                         Suite 2400
                                         One Woodward Avenue
                                         Detroit, Michigan 48226
                                         Attention: Arthur A. Weiss

          IF TO BORROWERS:               Sea Breeze Limited Partnership
                                         c/o Meisel and Cohen Properties
                                         6000 Executive Boulevard
                                         Suite 700
                                         Rockville, Maryland 20852
                                         Attn:  Barry S. Cohen
                                         Attn:  Martin J. Saturn

                                         High Point Associates, L.P.
                                         c/o Meisel and Cohen Properties
                                         6000 Executive Boulevard

                                         Suite 700
                                         Rockville, Maryland 20852
                                         Attn:  Barry S. Cohen
                                         Attn:  Martin J. Saturn

          With required copy to:         Shapiro, Lifschitz and Schram, P.C.
                                         1101 Pennsylvania Avenue, N.W.
                                         Suite 1050
                                         Washington, D.C. 20004
                                         Attn:  Steven H. Schram

      9.4 HEADINGS. Article and Section headings used in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or affect the construction of this Agreement.

      9.5 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

      9.6 BINDING EFFECT; ASSIGNMENT. This Agreement and the Loan Documents shall be binding upon, and inure to the benefit of, Borrowers and Lender, and their respective successors and assigns; provided, however, that the parties may not assign their respective rights and obligations hereunder or under the Loan Documents or in connection therewith or any interest herein or therein (voluntarily, by operation of law or otherwise) without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided further that the assignor shall in all events remain liable for the obligations hereunder assigned to the assignee. Notwithstanding the foregoing, the Lender may assign its rights and obligations under this Agreement or the Loan Documents to an affiliate of Lender without the consent of the Borrower, provided that in all events the Lender shall remain liable for the obligations hereunder and in the Loan Documents.

      9.7 SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is illegal, invalid, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity, prohibition or unenforceability without invalidating or impairing the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

      9.8 CHANGES IN ACCOUNTING PRINCIPLES. If any changes in accounting principles from those used in the preparation of the financial statements referred to in this Agreement are hereafter occasioned by the promulgation of rules, regulations, pronouncements or opinions of or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), or there shall occur any change in either Borrower's fiscal or tax years and, as a result of any such changes, there shall result in a change in the method of calculating any of the financial covenants, negative covenants, standards, or other terms or conditions found in this Agreement, then the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating either Borrower's financial condition shall be the same after such changes as if such changes had not been made.

      9.9 SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND WARRANTIES. All agreements, representations and warranties and indemnities made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder and the execution and delivery of the Notes.

      9.10 CONSTRUCTION OF AGREEMENT. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against either party, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties and their counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

      9.11 COMPLETE AGREEMENT. This Agreement, together with the exhibits and schedules to this Agreement, the other Loan Documents, and the other agreements referred to herein or by their terms referring hereto, is intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement. This Agreement and the other Loan Documents embody the entire agreement and understanding between the parties and supersede all prior agreements, understandings and representatives, oral or written, relating to the subject matter hereof.

      9.12 EQUITABLE RELIEF. Borrowers and Lender recognize that, in the event either of them fails to perform, observe or discharge any of its Obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Lender or Borrowers, as applicable; therefore, the parties agree that Lender and Borrowers shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

      9.13 NO FIDUCIARY RELATIONSHIP. No provision herein or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by Lender to Borrowers.

      9.14 CHOICE OF LAW. The validity of this Agreement, its construction, interpretation and enforcement and the rights of the parties hereto shall be determined under, governed by and construed in accordance with the internal laws of the State of Delaware, without regard to principles of conflicts of law.

      9.15 MARSHALING. Lender shall be under no obligation to marshall any assets in favor of Borrowers or any other party or against or in payment of any or all of the Obligations.

      9.16 VENUE; JURISDICTION. Each Borrower hereby consents to the jurisdiction of the courts of the State of Michigan and of the United States for the Eastern District of Michigan, and irrevocable agrees that, subject to Lender's absolute and sole discretion, all actions and proceedings relating to this Agreement, the Loan Documents and the Loans shall be litigated in such courts. Each Borrower irrevocably consents to the service of process out of any such courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrowers, at its respective address set forth for notices in this Agreement, such service to become effective ten (10) days after such mailing. Nothing herein shall affect the right of Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Borrowers or its property in any other jurisdiction. Borrowers irrevocably waive any right either of it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section 9.16.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first hereinabove set forth.

                         BORROWERS:

                         SEA BREEZE LIMITED PARTNERSHIP,
                         a Delaware limited partnership

                         By:   Sea Breeze Property LLC, a Delaware
                               limited liability company, its General
                               Partner

                         By:   ______________________________________________
                               Martin J. Saturn

                         Its:  Manager


                         HIGH POINT ASSOCIATES, L.P., a Delaware limited partnership

                         By:   High Point Property LLC, a Delaware
                               limited liability company, its General
                               Partner

                         By:   ______________________________________________
                               Martin J. Saturn

                         Its:  Manager


                         LENDER:

                         SUN COMMUNITIES OPERATING LIMITED
                         PARTNERSHIP, a  Michigan limited partnership

                         By:   ______________________________________________
                               Sun Communities, Inc., a Maryland
                               corporation, its General Partner

                         By:   ______________________________________________
                               Jonathan Colman

                         Its:  Senior Vice President, Acquisitions

                                LIST OF SCHEDULES



Schedule 4.5               Litigation

Schedule 4.12.1            Tenant Matters

Schedule 4.12.2            Compliance with Laws

Schedule 4.12.3            Certain Proceedings

Schedule 4.12.4            Assessments, Other Charges

Schedule 4.12.5            Project Contracts

Schedule 4.12.9            Construction, Maintenance, Systems

Schedule 4.12.10           Site, Occupancy Information - High Point Property

Schedule 4.12.11           Site, Occupancy Information - Sea Breeze Property

Schedule 4.12.12           Licenses, Permits, Authorizations

Schedule 4.12.13           Personal Property